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                                                                    EXHIBIT 99.3

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                           TENDER OF ALL OUTSTANDING
                         13 1/2% SENIOR NOTES DUE 2005
                              IN EXCHANGE FOR NEW
                         13 1/2% SENIOR NOTES DUE 2005

                                       OF
                         PAGING NETWORK DO BRASIL S.A.
    As set forth in the Prospectus dated            , 1997 (as the same may be
amended from time to time, the "Prospectus") of Paging Network do Brasil S.A. (the "Company") under the caption "The Exchange Offer--Guaranteed Delivery Procedures," and in the accompanying Letter of Transmittal (the "Letter of Transmittal") and Instruction 1 thereto, this form, or one substantially equivalent, must be used to tender any of the Issuers' outstanding 13 1/2% Senior Notes due 2005 (the "Old Notes") pursuant to the Exchange Offer, if (i) certificates representing the Old Notes to be tendered for exchange are not immediately available, (ii) time will not permit a holder to deliver its Old Notes and all other required documents to The Chase Manhattan Bank (the "Exchange Agent") prior to the Expiration Date (as defined), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by an Eligible Institution by mail or hand delivered or transmitted, via manually signed facsimile, to the Exchange Agent as set forth below. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.
    Terms not otherwise defined herein shall have their respective meanings as set forth in the Prospectus.

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            THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                      , 1997, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION DATE").
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                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                            THE CHASE MANHATTAN BANK

 BY HAND/OVERNIGHT EXPRESS OR BY MAIL: (INSURED OR REGISTERED MAIL RECOMMENDED)

                            The Chase Manhattan Bank
                          450 West 33rd St, 15th Floor
                            New York, New York 10001
                          Attention: Mr. Kevin Binnie

                           BY FACSIMILE TRANSMISSION
                       (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (212) 946-8177

                              TO CONFIRM RECEIPT:

                                 (212) 946-3014

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
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    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

LADIES AND GENTLEMEN:

    The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

    The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the Old Notes. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable for the perfection of the undersigned's tender.

    Tenders may be withdrawn in accordance with the procedures set forth in the Prospectus. The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Trustee as evidence of the undersigned's tender of Old Notes.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                       DESCRIPTION OF SECURITIES TENDERED

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NAME(S) AND ADDRESS(ES) OF
REGISTERED
HOLDER AS IT APPEARS ON THE OLD
NOTES                                 CERTIFICATE NUMBER(S) OF OLD NOTES    PRINCIPAL AMOUNT OF OLD NOTES
(PLEASE PRINT)                        TENDERED                              TENDERED

- ------------------------------------  ------------------------------------  ------------------------------------

- ------------------------------------  ------------------------------------  ------------------------------------

- ------------------------------------  ------------------------------------  ------------------------------------

- ------------------------------------  ------------------------------------  ------------------------------------

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/ / CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER
    MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

    Name of Tendering Institution: _____________________________________________

/ / The Depository Trust Company

    Account Number: ____________________________________________________________

    Transaction Code Number: ___________________________________________________

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                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, an Eligible Institution (as defined in the Prospectus), hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Old Notes complies with Rule 14e-4, and (c) guarantees to either deliver to the Exchange Agent the certificates representing all the Old Notes tendered hereby, in proper form for transfer, or to deliver such Old Notes pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus) in the case of a book-entry transfer, and any other required documents, all within three business days after the date hereof.

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
Name of Firm:
                                               (Authorized Signature)
Address:                                       Title:
                                               Name:
                                   (Zip Code)             (Please type or print)
Area Code and Telephone Number:                Date:

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    NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD
NOTES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER RELATED DOCUMENTS.

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